Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D filed herewith signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 3, 2014

JHL CAPITAL GROUP LLC, a Delaware limited liability company

By:	/s/ James H. Litinsky
	Name:	James H. Litinsky
	Title:	Managing Member

JHL CAPITAL GROUP MASTER FUND L.P., a Cayman Islands limited partnership

	By:	JHL CAPITAL GROUP MASTER FUND GP LTD., a Cayman Islands exempted company, its General Partner

	By:	/s/ James H. Litinsky
		Name:	James H. Litinsky
		Title:	Director

JHL CAPITAL GROUP MASTER FUND GP LTD., a Cayman Islands exempted company

By:	/s/ James H. Litinsky
	Name:	James H. Litinsky
	Title:	Director

/s/ James H. Litinsky
James H. Litinsky